UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

Commission File Number:

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

(908) 668-5000
(Registrant's telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement

Employee Stock Purchase Plan

At the 2008 Annual Meeting of Stockholders of ANADIGICS, Inc. (the “Company”) held on May 15, 2008, the Company’s stockholders approved the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”).  The amended and restated Stock Purchase Plan increased the number of shares of common stock available for issuance thereunder by 1,500,000 to 4,193,750.  A more detailed description of the terms of the amended and restated Stock Purchase Plan can be found in the Company’s definitive proxy statement for its 2008 Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 15 2008, in the section of the Proxy Statement entitled “Proposal III: Amend the Employee Stock Purchase Plan” and is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Stock Purchase Plan which is filed as an Exhibit to this Form 8-K.

2005 Long-Term Incentive and Share Award Plan

At the 2008 Annual Meeting of Stockholders of the Company held on May 15, 2008, the Company’s stockholders approved the amendment and restatement of the 2005 Long-Term Incentive and Share Award Plan (the “2005 Plan”).    The amended and restated 2005 Plan increased the maximum number of shares available for grants from 6,450,000 shares to 11,550,000 shares and the number of such shares available to be issued in the form of awards other than stock options, from 6,150,000 shares to 11,250,000 shares.  A more detailed description of the terms of the 2005 Plan can be found in the Proxy Statement in the section entitled “Proposal II: Amend the 2005 Long Term Incentive and Share Award Plan”, which is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2005 Plan which is filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1*	ANADIGICS, Inc. Employee Stock Purchase Plan.
99.2*	ANADIGICS, Inc. 2005 Long-Term Incentive and Share Award Plan.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2008

ANADIGICS, Inc.

By:  /s/ Thomas Shields

Name:  Thomas Shields
Title:  Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1*	ANADIGICS, Inc. Employee Stock Purchase Plan
99.2*	ANADIGICS, Inc. 2005 Long-Term Incentive and Share Award Plan.
*Filed herewith